Exhibit 25.1

Registration No. 333-

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

Crown Castle International Corp.

(Exact name of obligor as specified in its charter)

Delaware	76-0470458
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1220 Augusta Drive, Suite 500 Houston, Texas	77057
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston, and State of Texas, on the 12th day of January, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Brian Echausse
Name: Title:	Brian Echausse Assistant Treasurer

Report of Condition

Consolidating domestic subsidiaries of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

in the State of CA, at the close of business on September 30, 2008

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		8,169
Interest-bearing balances		0
Securities:
Held-to-maturity securities		26
Available-for-sale securities		399,634
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		3,800
Securities purchased under agreements to resell		60,000
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading Assets		0
Premises and fixed assets (including capitalized leases)		11,218
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Intangible assets:
Goodwill		876,153
Other intangible assets		279,623
Other assets		150,704
Total assets		1,789,327

LIABILITIES
Deposits:
In domestic offices		1,047
Noninterest-bearing	1,047
Interest-bearing	0
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		268,691
Subordinated notes and debentures		0
Other liabilities		141,035
Total liabilities		410,773
Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0

Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	253,204
Accumulated other comprehensive income	2,830
Other equity capital components	0
Total equity capital	1,378,554
Total liabilities, minority interest, and equity capital	1,789,327

I, Karen Bayz, Vice President of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Director #1 Director #2 Director #3	Michael K. Klugman, President Frank Sulzberger, Managing Director William D. Lindelof, Vice President	/s/ Michael K. Klugman /s/ Frank Sulzberger /s/ William D. Lindelof